                                                     EXHIBIT 10.39, PAGE 1 OF 20

                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT
                                     Between
                                 COUTTS & CO AG
                                       And
                              ADVANCED MEDIA, INC.
                            Dated as of June 9, 1997


         PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of June 9, 1997 (the "Agreement"), among COUTTS & CO AG, acting in its capacity as agent for certain non-U.S. Investors (the "Investor"), and ADVANCED MEDIA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, the Company's Common Stock, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of up to $1,000,000; and

         WHEREAS, except as otherwise provided in this Agreement, such investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               Certain Definitions

      Section 1.1 "Call." See Section 2.3.

      Section 1.2 "Call Date" or "Optional Purchase Date" shall mean the date the Company draws down a portion of the subscription amount pursuant to Section 2.3.

      Section 1.3 "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.1.

      Section 1.4 "Closing Date" shall mean, with respect to each purchase and sale of Common Stock pursuant to this Agreement, (i) with respect to the Initial Shares, the third Trading Day following the Subscription Date and the third Trading Day following the First Effective Date and the Second Effective Date, respectively, and (ii) with respect to Optional Shares, an Optional Purchase Date, provided in each case that all conditions to the applicable Closing have been satisfied.

      Section 1.5 "Commitment Period" shall mean the period commencing on the date hereof and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Common Stock pursuant to this Agreement for an aggregate Purchase Price of $1,000,000, (y) the date this Agreement is terminated pursuant to Section 2.7, or (z) June 30, 1998.

      Section 1.6 [intentionally left blank]

      Section 1.7 "Equity Credit" shall mean the equity credit incurred by the Company from the Investor as a result of the Repricing Events. See Section 2.1(b) and (c).

                                                     EXHIBIT 10.39, PAGE 2 OF 20

      Section 1.8 "Equity Offerings" shall mean the issuance or sale by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act of any shares of Common Stock or securities which are convertible into or exchangeable for its Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of the Agreement and are listed in the SEC Documents on file with the Commission as of the date of this Agreement (other than the Warrants and the Additional Warrants) and other than
(x) shares of Common Stock which may be issued upon exercise of options granted under such plans, (y) shares of Common Stock which may be issued upon exercise of the Warrants, and (z) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities issued in business combinations or strategic corporate partnering transactions.)

      Section 1.9 "Escrow Agent" shall mean, initially, the law firm of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022-2605,
Attention: Kenneth Rose, or such other entity or individual mutually agreed to by the Company and the Investor Agent.

      Section 1.10 "Escrow Agreement" shall mean that certain Escrow Agreement of even date herewith entered into among the Company, the Escrow Agent and the Investor, as the same may be amended from time to time.

      Section 1.11 The "Exchange Act". See Section 4.7.

      Section 1.12 "First Effective Date" shall mean the date on which the Securities Exchange Commission declares effective the Registration Statement pursuant to Section 3.2(a).

      Section 1.13 "Initial Closing Date" shall mean the date upon which the Closing of the purchase and sale of the Initial Shares shall occur.

      Section 1.14 "Investment Amount" shall mean the amount required to be invested by the Investor with respect to any Optional Purchase Date as notified by the Company to the Investor Agent in accordance with Section 2.6 hereof.

      Section 1.15 "Market Price" shall mean (i) with respect to sale of the Initial Shares, the average closing bid price (as reported by Bloomberg L.P.) of the Company's Common Stock on the ten (10) Trading Day period immediately preceding the Subscription Date and (ii) with respect to Repricing Events and sale of Optional Shares, the average of the closing bid price (as reported by Bloomberg L.P.) of the Company's Common Stock over the 10-Trading Day period following the First Effective Date, the Second Effective Date, and the applicable Optional Purchase Date. The Market Price shall also take into effect and be adjusted on a comparable basis to reflect, when effected, a proposed one-for-ten reversed stock split by the Company.

      Section 1.16 "Material Adverse Effect". See Section 5.5.

      Section 1.17 "Optional Purchase Date" shall mean a Trading Day during the Commitment Period on which the Company elects by delivery of an Optional Purchase Notice pursuant to Section 2.6 to sell Common Stock to the Investor, in conformity with the provisions of this Agreement.

      Section 1.18 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the Nasdaq Bulletin Board, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

      Section 1.19 "Registration Rights Agreement". See Section 2.9.

                                                     EXHIBIT 10.39, PAGE 3 OF 20

      Section 1.20 "Registration Statement". See Section 3.2(a).

      Section 1.21 "Second Effective Date" shall mean the thirtieth (30th) day (or, if such day is not a Trading Day, the first Trading Day thereafter) after the First Effective Date.

      Section 1.22 "Securities Act". See the introductory paragraphs hereof.

      Section 1.23 "SEC Documents". See Section 5.2.

      Section 1.24 "Subscription Date" shall mean June 9, 1997.

      Section 1.25 "Stock Split" shall mean, when effected, the proposed one-for-ten reverse stock split to be effected by the Company.

      Section 1.26 "Trading Cushion" shall mean the mandatory 15 Trading Days between Optional Purchase Dates.

      Section 1.27 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

      Section 1.28 "Warrants". See Section 2.9.


                                   ARTICLE II
                        Purchase and Sale of Common Stock

      Section 2.1 Investments. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, Common Stock.

      Section 2.2 Initial Purchase. (a) The Company agrees to sell and the Investor agree to purchase that number of shares of Common Stock (the "Initial Shares") determined by dividing $250,000 by 65% of the Market Price on the Subscription Date. The Initial Shares will be subject to repricing as described in Section 2.2(b) and (c).

               (b) In the event the Market Price with respect to the First Effective Date is lower than the Market Price on the Subscription Date, the Company will be required with respect to the Initial Shares to issue additional shares of Common Stock to the Investor such that the Investor shall receive an additional number of shares of Common Stock equal to (i) the quotient of (x) Two Hundred Twenty Five Thousand Dollars ($250,000) divided by (y) the number equal to 65% of the Market Price on the First Effective Date less (ii) that number of shares of Common Stock equal to the Initial Shares.


      Section 2.3. Optional Shares. (a) In addition to the purchase of the Initial Shares pursuant to Section 2.2(a), the Investor agree to make additional purchases of shares of Common Stock for up to Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate (the "Optional Shares"). Each purchase of such shares shall occur on an Optional Purchase Date. During the Commitment Period, the Company will be obligated to draw down a minimum of Five Hundred Thousand Dollars ($500,000), including the Initial Shares commitment, from the full subscription commitment of $1,000,000. The Company will have the option to set the date of each draw down and the Investment Amount relating to such draw down (each, a "Call"); provided, however, that under no circumstances will shares in excess of 20% of the Company's currently outstanding shares be issued pursuant to this Agreement and provided further that the average daily trading volume over the course of the previous six months preceding each Call must be greater than 200,000 shares per Trading Day as reported by Bloomberg L.P (which volume shall be proportionately reduced upon the Company effecting the Stock Split.

                                                     EXHIBIT 10.39, PAGE 4 OF 20

      (b) The Company may in its sole discretion on any Optional Purchase Date sell to the Investor the number of shares of Common Stock determined by dividing the Investment Amount by the per share purchase price equal to 70% of the Market Price on the Optional Purchase Date with respect to each Call (provided, however, that in no event will such purchase price be greater than 100% of the Market Price on the Subscription Date). The Investment Amount relating to each Call be determined by the Company, shall be in the minimum amount of $50,000 and may be in increments of $10,000 in excess thereof but shall not exceed $100,000. In addition, the Company shall not deliver an Optional Purchase Notice until the expiration of an applicable Trading Cushion. Notwithstanding the foregoing, the Company and the Investor Agent may by mutual agreement from time to time provide for a greater Investment Amount per Call.

      Section 2.4 [intentionally left blank]

      Section 2.5 Closings.

      (a) With respect to the sale of the Initial Shares (i) on or before the Initial Closing Date, the Company shall deliver to the Escrow Agent for deposit into escrow one or more certificates aggregating a total of 6,993,007 of shares of Common Stock (based on the Market Price) to be purchased by the Investor pursuant to Sections 2.2, registered in the names of the Investor as designated in writing by the Investor Agent or, at the Investor' option, deposit such certificates into such account or accounts previously designated by the Investor Agent and (ii) on or before the Initial Closing Date the Investor Agent shall deliver or cause to be delivered to the Escrow Agent for deposit into escrow the amount of $250,000 by wire transfer of immediately available funds to the account provided for in the Escrow Agreement.

      (b) With respect to repricing of the Initial Shares on the First Effective Date, immediately following determination of the Market Price on the First Effective Date, as applicable, the Company shall send a written notice to the Investor Agent informing the Investor Agent of the applicable Market Price, calculating the appropriate price per share in accordance with Section 2.2(b) or
(c) and setting forth the number of additional shares of Common Stock to be delivered to the Investor. Certificates for additional shares, if any, shall be delivered to the Investor Agent within three (3) business days after the notice is sent pursuant to written instructions of the Investor Agent delivered to the Company.

      (c) With respect to each Closing relating to Optional Shares (i) concurrently with delivery of the Optional Purchase Notice to the Investor Agent, the Company shall deliver to the Escrow Agent for deposit into escrow one or more certificates representing the number of shares to be purchased by the Investor pursuant to Section 2.3, provided, however, the number of shares delivered pursuant to this clause (i) shall be determined based on the average closing bid price of the Company's Common Stock as reported by Bloomberg L.P. on the ten (10) Trading Days immediately preceding the date of the applicable Optional Purchase Notice, such shares to be registered in the names of the Investor as designated in writing by the Investor Agent or, at the Investor' option, deposited in such account or accounts as previously designated by the Investor Agent, (ii) on or before the Closing Date, the Investor Agent shall deliver to the Escrow Agent for deposit into escrow the Investment Amount by wire transfer to the account designated in the Escrow Agreement, (iii) concurrently with the delivery of the Investment Amount by the Investor, the Escrow Agent shall be directed to deliver the certificates representing the shares described in clause (i) to the Investor Agent and release the Investment Amount to the Company, and (iv) upon determination of the definitive number of shares to be sold to the Investor with respect to the applicable Call in accordance with Section 2.3(b), if such determination requires additional shares to be delivered to the Investor, the Company shall immediately notify the Investor Agent and promptly cause the issuance and delivery of certificates in the requisite number of shares to be delivered to the Investor Agent in accordance with the Investor Agent's written instructions.

      (d) In addition, on or prior to each Closing Date, each of the Company and the Investor Agent shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Delivery of certificates to escrow shall occur three (3) business days following the Subscription Date, the First or Second Effective Date or Call Date, as applicable. Payment of funds to the Company shall occur out of escrow on the business day following receipt of the related stock certificates, concurrently with delivery of such certificates to the Investor. The 10-Trading Day period applicable to a determination of Market Price with respect to any Closing shall not commence until all funds, certificates

                                                     EXHIBIT 10.39, PAGE 5 OF 20

and other required documents, instruments and writings have been deposited in escrow with the Escrow Agent or delivered to the appropriate party, as provided herein.

      Section 2.6 Mechanics of Exercise Relating to Optional Shares.

      (a) Delivery of Optional Purchase Notice. At any time during the Commitment Period following the Second Effective Date, the Company may deliver written notices to the Investor Agent (each such notice hereinafter referred to as an "Optional Purchase Notice") setting forth the Investment Amount, subject to the limitations imposed by Sections 2.3 and 3.2 herein, which the Company proposes to draw down. Any Optional Purchase Notice shall be revocable at the Company's option. The Company may not deliver an Optional Purchase Notice to the Investor Agent if the events described in Section 2.7 occur or if the conditions set forth in Article III are not satisfied. If any of the events described in
Section 2.7 occur on or after the date on which an Optional Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Optional Purchase Notice, or if the conditions set forth in
Article III are not satisfied as of the Closing Date (subject to any extension as mutually agreed by the Company and the Investor Agent), such Optional Purchase Notice shall be null, void and of no further force or effect.

      (b) Date of Delivery of Optional Purchase Notice. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor Agent if such notice is received prior to 5:00 P.M. New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P.M. New York time. No Optional Purchase Notice may be delivered or deemed delivered, on a day which is not a Trading Day.

      Section 2.7 Termination or Suspension of Investment Obligation. The Investor shall not be required to purchase any shares of Common Stock from the Company on any Closing Date nor may an Optional Purchase Notice be delivered at any time during the Commitment Period that there shall exist any one or more of the following: (i) the withdrawal of the effectiveness of the Registration Statement, (ii) the Company's failure to satisfy in all material respects the requirements in Section 3.2, or (iii) any failure or interruption in the compliance in all material respects with the Company's covenants provided in
Article VI; provided, however that the obligation of the Investor to purchase shares of Common Stock shall be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, for any reason other than as a result of subsequent corporate developments which would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Sections 6.3, 6.4, 6.5 or 6.6.

      Section 2.8 Intentionally left blank.

      Section 2.9 Commitment Fee.

      (a) In the event at least Five Hundred Thousand Dollars ($500,000) is not drawn down by the Company during the Commitment Period (inclusive of the Initial Shares) pursuant to this Agreement, the Company shall issue one million shares of the Company's Common Stock to the Investor without further consideration. The shares of Common Stock to be issued shall be registered for resale on the Registration Statement referenced in Section 3.2(a) herein and shall be subject to the Registration Rights Agreement.

      (b) The Company agrees that a breach of its obligations under Section 2.9(a) could cause the Investor irreparable injury and that monetary damages may not be an adequate remedy for any such breach.. In the event of a breach or threatened breach by the Company of this Section 2.9(a) or (b), the Company agrees that the Investor are entitled to equitable relief in any court of competent jurisdiction, including the remedy of specific performance, in addition to all other remedies available to the Investor at law or in equity.

                                                     EXHIBIT 10.39, PAGE 6 OF 20

                                   ARTICLE III
                              Conditions to Closing

      Section 3.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

      (a) Accuracy of the Investor' Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

      (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

      (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

      (d) Closing Legal Opinion. The Investor shall have received the opinion of Blau, Kramer, Wactlar, Lieberman, P.C., in form and substance reasonably satisfactory to the Investor and its counsel.

      Section 3.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase Notice and the Obligation of the Investor to Purchase Common Stock. The right of the Company to deliver an Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing for the sale and purchase of Optional Shares is subject to the satisfaction, on the date of delivery of such Optional Purchase Notice and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions.

      (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a registration statement on the appropriate form (the "Registration Statement") for the registration of the resale by the Investor of Common Stock to be acquired pursuant to this Agreement (including Common Stock to be issued upon exercise of the Warrants) under the Securities Act, which Registration Statement shall have been declared effective by the SEC on the First Effective Date, no later than September 30, 1997, and no stop order or suspension or withdrawal of the effectiveness of or with respect to any such registration statement or any other suspension of the use of any such registration statement or related prospectus shall have been issued by the SEC or any state securities commission during the Commitment Period; and the Company shall be in compliance in all material respects with the terms of the Registration Rights Agreement.

      (b) Effective Registration Statement. The Registration Statement shall have previously become effective and shall remain effective on each Closing Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or prospectus shall exist pursuant to the Registration Rights Agreement.

      (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Closing Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Closing Date.

                                                  EXHIBIT 10.39, PAGE OF 7 OF 20

      (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

      (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

      (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document prior to the Subscription Date, no event which had or is reasonably likely to have a Material Adverse Effect (as that term is defined in Section 5.5 hereof) has occurred.

      (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

      (h) Legal Opinions. The Company shall have caused to be delivered to the Investor Agent, (i) within five (5) Trading Days prior to the effective date of the Registration Statement and (ii) to the extent provided by Section 3.3, an opinion of the Company's independent counsel in form and substance reasonably acceptable to the Investor Agent and its counsel, addressed to the Investor stating, inter alia, that nothing shall have come to such counsel's attention that causes such counsel to believe that the Registration Statement (if applicable, as so amended by such SEC Document) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying prospectus (if applicable, as so amended or supplemented) contains an untrue statement of a material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom in the Registration Statement or the Prospectus, as to which such counsel shall express no opinion; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice. If an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel cannot be delivered as required, the Company may postpone such Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant of Section 2.2 or Section 2.3 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date. The Company's independent counsel shall also deliver to the Investor on the Initial Closing Date an opinion in form and substance satisfactory to the Investor Agent and its counsel addressing, among other things, general corporate matters and the exemption from registration under the Securities Act of the issuance of the Initial Shares by the Company to the Investor under this Agreement.

      (i) Officer's Certificate. The Company shall have delivered to the Investor Agent, on each Closing Date, a certificate dated as of such Closing Date, executed by an executive officer of the Company and to the effect that all the conditions to such Closing have been satisfied as at the date of each such certificate.

      (j) Due Diligence. No dispute between the Company and the Investor Agent shall remain unresolved pursuant to Section 3.3 as to the adequacy of the disclosures contained in the Registration Statement.

      (k) Other. On each Closing Date, the Investor Agent shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor Agent in order for the Investor Agent to confirm the Company's satisfaction of the conditions set forth in Section 3.2.

                                                     EXHIBIT 10.39, PAGE 8 OF 20

      Section 3.3 Due Diligence Review. The Company shall make available for inspection and review by the Investor Agent, advisors to and representatives of the Investor Agent (who may or may not be affiliated with the Investor Agent), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor Agent or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor Agent and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor' advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

      Nothing herein shall require the Company to disclose non-public information to the Investor, their respective advisors or representatives, and the Company represents that it does not disseminate non-public information to any Investor who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and underwriters, if any, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in no event shall the Investor' advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any non-public information discovered by such advisors or representatives in the course of their due diligence (without the written consent of the Investor prior to disclosure of such information).

      The Investor' advisers or representatives shall make complete disclosure to the Investor' independent counsel of all events or circumstances constituting non-public information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor' independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto. In the event after such consultation the Investor' independent counsel believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they

                                                     EXHIBIT 10.39, PAGE 9 OF 20

were made, not misleading, (x) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable with copies of the Registration Statement and related prospectus, as so amended, (y) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor' independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related prospectus, as of the date of such opinion contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (z) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (y) above to the Investor, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor' independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) this Agreement shall be suspended for an additional period of up to thirty (30) days; provided, however, that at the end of such sixty (60) day period, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide the Company's independent counsel opinion referenced above, or (iii) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate.


                                   ARTICLE IV
                   Representations and Warranties of Investor

      Each of the Investor represent and warrant to the Company that:

      Section 4.1 Intent. The Investor is entering into this Agreement for investment and for its own account (and not for the account of others) and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

      Section 4.2 Sophisticated and Accredited Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk and that it may lose its entire investment. The Investor acknowledges that the Initial Shares to be issued pursuant to this Agreement are "restricted securities" within the meaning of the Securities Act and the rules and regulations promulgated thereunder and may not be resold in the absence of an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements, and the securities issued hereunder will contain a restrictive legend to this effect.

      Section 4.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.4 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

                                                    EXHIBIT 10.39, PAGE 10 OF 20

      Section 4.5 Organization and Standing. The Investor Agent is a limited liability company duly organized, validly existing, and in good standing under the laws of Illinois. Bartholomew Investment, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of Illinois.

      Section 4.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or the provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

      Section 4.7 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Investor has reviewed or received copies of any such reports that have been requested by it.

      Section 4.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.


                                    ARTICLE V
                  Representations and Warranties of the Company

      The Company represents and warrants to the Investor that:

      Section 5.1 Company Status. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in compliance with all applicable reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq Bulletin Board.

      Section 5.2 Current Public Information. The Company has furnished the Investor Agent with true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the SEC by or with respect to the Company since January 1, 1996, pursuant to the Securities Act or Exchange Act. All such registration statements, reports and documents, together with those registration statements, reports and documents filed pursuant to the Securities Act or Exchange Act subsequent to the date of this Agreement are collectively referred to herein as the "SEC Documents").

      Section 5.3 No General Solicitation in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      Section 5.4 Valid Issuance of Common Stock. As of the date of this Agreement, the Company has authorized capitalization consisting of 100 million shares of Common Stock, par value $.0001 and 10,000,000 shares of Serial Preferred Stock, $.001 par value. Stock options granted or reserved for issuance to employees and directors of the Company are as described in the SEC Documents on file with the Commission as of the date of this Agreement. As of May

                                                    EXHIBIT 10.39, PAGE 11 OF 20

30, 1997, there were issued and outstanding approximately 88,500,000 shares of Common Stock and no shares of Serial Preferred Stock. As of the date of this Agreement, the Company has no other outstanding securities convertible into Common Stock other than as described in the SEC Documents on file with the Commission as of the date of this Agreement. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. Upon issuance of the Common Stock to the Investor pursuant to the terms of this Agreement, the Common Stock will be duly and validly issued, fully paid and nonassessable, and the holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Common Stock to the Investor hereunder.

      Section 5.5 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the Company and which is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole and/or any condition or situation which would prohibit or otherwise interfere in any material respect with the ability of the Company to enter into and perform its obligations under this Agreement.

      Section 5.6 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Common Stock and the Warrants, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than such stockholder approval as may be required by the standards imposed on companies listed on the Nasdaq Stock Market with respect to issuances by such companies of greater than 20% of such companies' outstanding voting stock), (iii) this Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and (iv) the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrants will be validly issued, fully paid and nonassessable.

      Section 5.7 Corporate Documents. The Company has furnished or made available or will furnish and make available prior to the Initial Closing Date to the Investor Agent true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 5.8 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of Common Stock and the Warrants do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, in conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the

                                                    EXHIBIT 10.39, PAGE 12 OF 20

execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrants in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed pursuant hereto and other than any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market referenced in
Section 5.6); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

      Section 5.9 SEC Documents. The Company has delivered or made available to the Investor Agent true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor Agent any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained at the time it was filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 5.10 No Material Adverse Effect. Since January 1, 1996, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents, copies of which have been delivered or made available to the Investor prior to the date hereof.

      Section 5.11 No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the filing of the Company's most recent SEC Document, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and upon any of its subsidiaries.

      Section 5.12 No Undisclosed Events or Circumstances. Since the filing of the Company's most recent SEC Document, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 5.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company's knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

                                                    EXHIBIT 10.39, PAGE 13 OF 20

      Section 5.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which could reasonably be expected to result in a Material Adverse Effect on the Company or which could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.


                                   ARTICLE VI
                            Covenants of the Company

      Section 6.1 Registration Rights. The Registration Rights Agreement shall remain in full force and effect and the Company shall comply in all respects with the terms thereof.

      Section 6.2 Reservation of Common Stock. After giving effect to the Stock Split, as of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings and incident to the exercise of the Warrants; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum purchase price therefor under the terms of this Agreement, and assuming the full exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the purchase price therefore and the issuance of the Warrants and (b) stock splits and stock dividends and distributions.

      Section 6.3 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant). The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall undertake its best efforts to obtain the shareholder approval referenced in Section 5.6 required for the issuance of Common Stock under this Agreement within such time period as shall not at any time preclude the Company from providing an Optional Purchase Notice for the maximum Investment Amount provided by Section 2.2.

      Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

      Section 6.5 Legends. The certificates evidencing the Common Stock to be issued to the Investor at each Closing after the First Effective Date and upon the exercise of the Warrants, subject to the continued effectiveness of the appropriate registration statement, shall be free of legends, so-called "stop transfer," or "stock transfer restrictions," or other restrictions upon transfer by the Investor to a bona fide third party which is not an affiliate of the Company. Notwithstanding the absence or such legends or restrictions, the Investor agree to comply with Securities Act prospectus

                                                    EXHIBIT 10.39, PAGE 14 OF 20

delivery requirements in any sale of Common Stock not made in compliance with Rule 144 or another available exemption. Immediately following the First Effective Date, subject to the continued effectiveness of the appropriate registration statement, the Investor shall have the right to surrender certificates representing the Initial Shares in exchange for new certificates free of legends, "stop transfer" or "stock transfer restrictions," of other restrictions upon transfer, and the Company agrees to perform whatever acts are reasonably necessary to facilitate such exchange on a timely basis.

      Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

      Section 6.7 Additional SEC Documents. The Company will furnish to the Investor Agent upon request copies of all SEC Documents furnished or submitted to the SEC.

      Section 6.8 "Blackout Period." (a) The Company will immediately notify the Investor Agent upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice during the continuation of any of the foregoing events.

      Section 6.9 Expectations Regarding Optional Purchase Notices. Within 10 days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor Agent as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor Agent at any time as to its reasonable expectations with respect to the current calendar quarter.

               Section 6.10 Penalties for Failure to Obtain or Maintain Effectiveness of Registration Statements. In the event the Company fails to obtain the effectiveness of a Registration Statement on or before September 30, 1997 as set forth in Section 3.2(a), the Company shall pay to the Investor Agent for the benefit of the Investor at the end of each thirty (30) day period following the date by which such Registration Statement was required to have been declared effective, in cash, an amount equal to $5,000 for the first 30-day period such registration is not declared effective, pro-rated on a daily basis, and $7,500 per each 30-day period thereafter, pro-rated on a daily basis.

               Section 6.11 Stock Split. The Company will take all steps necessary to effect the Stock Split as soon as practicable and in no event later than June 23, 1997.

                                                    EXHIBIT 10.39, PAGE 15 OF 20

                                   ARTICLE VII
                                     Legends

      Section 7.1 Legends. The Initial Shares and each Warrant will bear the following legend (the "Legend"):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

      Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) irrevocable instructions. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Common Stock by the Investor to issue certificates evidencing Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

      (a) At any time after the First Effective Date: (i) incident to any Closing or other issuance of shares of Common Stock; (ii) incident to the exercise of any Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; and

      (b) At any time upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor has a bona fide intention to dispose of such Common Stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act; or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradable securities; provided that in connection with an event described in clause (i) or (ii), the transfer agent shall be entitled to receive an opinion of counsel to the Investor that in such circumstances the Legend may be removed and that the transferee (provided that such transferee is not an affiliate of the Company) shall be entitled to hold freely tradable securities.

      Section 7.2 No Other Legend or Stock Transfer Restrictions. No Legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

      Section 7.3 Investor' Compliance. Nothing in this Article VII shall affect in any way the Investor' obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

      Section 7.4 Covenants of the Investor. During the term of this Agreement
(i) the Investor' trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed, and (ii) the Investor will not engage in short sales of the Company's Common Stock.

                                                    EXHIBIT 10.39, PAGE 16 OF 20


                                  ARTICLE VIII
                         Other Issuances of Common Stock

      Section 8.1 Antidilution Prohibition. Except with the prior written consent of the Investor Agent which consent shall not unreasonably be withheld, the Company may not at any time within the time period commencing from the Subscription Date to the last day of the Commitment Period, issue shares of Common Stock without consideration (other than in the form of a dividend) at a price per share less than the daily closing bid price on the date of issue, issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the daily closing bid price of the Common Stock on the date of issue, or in the case of securities convertible into Common Stock having a conversion price less than the daily closing bid price of the Common Stock on the date of conversion. The foregoing prohibition shall not apply to the issuance of shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants, or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of this Agreement and are listed in the SEC Documents on file with the Commission as of the date of this Agreement.


                                   ARTICLE IX
                  Choice of Law and Venue, Waiver of Jury Trial

      Section 9.1 Choice of Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in a state or federal court located in the County of New York, State of New York. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.


                                    ARTICLE X
              Assignment; Entire Agreement, Amendment; Termination

      Section 10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor' interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of any Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld, provided that any such assignee agrees in writing to be bound by the terms and conditions of this Agreement.

      Section 10.2 Entire Agreement, Amendment. This Agreement, the Registration Rights Agreement, and the other documents delivered or to be delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                                                    EXHIBIT 10.39, PAGE 17 OF 20

      Section 10.3 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Investor without their consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such required disclosure.


                                   ARTICLE XI
                Notices, Etc.; Cost and Expenses; Indemnification

      Section 11.1 Notices, Etc. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: ADVANCED MEDIA, INC., 80 Orville Drive, Bohemia, NY 11716, Attn.:
Mr. Hans Kaemmlein, Facsimile No.: (516) 244-1415 with copies (which shall not constitute notice) to: Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, NY 11753, Attn.: David Lieberman, Esq., Facsimile No.:
(516) 822-4824; and (ii) if to the Investor, to COUTTS & CO AG, Talstrasse 59, PO Box CH 8022, Attention: Uli Leuenberger, Facsimile No.: 011-411-214-72-60 Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

      Section 11.2 Indemnification.

      (a) Indemnification of Investor. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Investor), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i ) or (ii) above; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

                                                    EXHIBIT 10.39, PAGE 18 OF 20

      (b) Indemnification of Company. The Investor agree to indemnify and hold harmless the Company its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

      (c) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In the case of parties indemnified pursuant to Section 11.2(a) above, counsel to the indemnified parties shall be selected by the Company, subject to the reasonable approval of the Investor, and in the case of parties indemnified pursuant to Section 11.2(b) above, counsel to the indemnified parties shall be selected by the Investor, subject to the reasonable approval of the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with he consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnifies parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 11.3 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnifies part form all liability arising out of such litigation , investigation proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 11.2(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      Section 11.3 Contribution. If the indemnification provided for in Section
11.2 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Investor on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions

                                                    EXHIBIT 10.39, PAGE 19 OF 20

as the total net proceeds from the offering of the Common Stock pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Investor (before deducting expenses) bear to the aggregate public offering price.

      The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.3 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 11.3, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 11.3, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.


                                   ARTICLE XII
                                  Miscellaneous

      Section 12.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

      Section 12.2 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.2 and 11.3 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 12.3 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 12.4 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement

                                                    EXHIBIT 10.39, PAGE 20 OF 20

shall be Bloomberg L.P. or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized offices as of the date hereof.

COUTTS & CO AG, as agent for certain non-U.S.    ADVANCED MEDIA, INC.
residents

By:/s/ U. Leuenberger                            By:/s/ Hans Kaemmlein
   ------------------------------                   ---------------------------
   Its Senior Vice-President                        Its Chief Executive Officer